FOURTH AMENDMENT TO CREDIT AGREEMENT


                  This Amendment is made as of the ____ day of August, 1996 by and between FIELDS AIRCRAFT SPARES INCORPORATED, a California corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    RECITALS

                  The Borrower and the Lender have entered into the Credit and Security Agreement dated as of February 9, 1995 and amended by the First Amendment to Credit Agreement dated November 21, 1995, the Second Amendment to Credit Agreement dated February 29, 1996 and the Third Amendment to the Credit Agreement dated June 30, 1996, (as amended, the "Credit Agreement").

                  The Borrower may request certain advances from the Lender from time to time pursuant to the Credit Agreement, and the Lender may, in its discretion, choose to make loans to the Borrower pursuant to the Credit Agreement. The Lender may demand repayment of the loans at any time pursuant to the terms of the Credit Agreement.

                  The loan advances under the Credit Agreement are evidenced by the Borrower's demand promissory note dated as of February 9, 1995, in the maximum principal amount of Ten Million Dollars ($10,000,000) and payable to the order of the Lender (the "Note").

                  All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Credit Agreement and all other Security Documents as defined therein (collectively, the "Security Documents") and is guaranteed pursuant to the unconditional guaranties of the Corporate Guarantors defined therein and is further guaranteed pursuant to the validity guaranties of the Individual Validity Guarantors defined therein (the "Validity Guarantors" collectively with the Corporate Guarantors the "Guarantors")

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:



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         1.       Definitions and Amendments.

                  (a) Terms used in this Fourth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

                  (b) The definition of the term "Borrowing Base" is hereby amended as follows: "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of

                           (i) $6,900,000 provided,  however, that the Borrowing
                  Base shall be decreased by Two Hundred Fifty Thousand Dollars ($250,000) on the 1st day of October, 1996 and on the same day of each successive month thereafter.

                  or

                           (ii)     the sum of

                           (iii) the lesser of (A) 75% of  Eligible  Accounts or
                  (B) $6,900,000; provided, however, that such maximum amount of Eligible Accounts shall be reduced by $250,000 on the first day of October, 1996 and on the same day of each successive month thereafter, plus

                           (iv) the lesser of (A) 50% of Eligible  Inventory  or
                  (B) $6,500,000; provided, however, that such maximum amount of Eligible Inventory shall be reduced by $100,000 on the first day of October, 1996 and on the same day of each successive month thereafter, plus

                           (v)      $250,000

                  (c) The definition of the term "Floating Rate" is hereby amended to mean an annual rate equal to the sum of the Base Rate plus five and one-half percent (5.5%), which Floating Rate shall change when and as the Base Rate changes; provided, however that the Floating Rate shall be increased by one-half percent (0.5%) on the first day of October, 1996 and on the same day of each successive month thereafter.

                  (d) Paragraph (d) and (e) of Section 2.12 Fees, is hereby amended as follows:

                           (i) The  Borrower  agrees to pay to Lender  annually,
                  commencing with the fiscal year ending December 31, 1995 and for each fiscal year (or portion thereof) thereafter during the term of this Agreement, a fee equal to 2% of the Gross Profit in excess of $2,000,000 as shown on the financial statements delivered pursuant to Section 6.1 hereof, with respect to each such fiscal year, privided that such fee shall

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                  in no  event be greater than $150,000  or less  than  $50,000.
                  Such fee shall be payable annually upon the earliest of (i) the delivery of the audited financial statements for the fiscal year with respect to which such fee is paid as required pursuant to Section 6.1 hereof, (ii) the termination of this Agreement, or (iii) demand for repayment of the Advances. The fee payable upon termination or demand shall be equal to the sum of any unpaid fee for the fiscal year ended prior to such termination regardless of whether the audited financial statements have been delivered with respect to such year, plus the fee for the portion of the fiscal year ended as of the end of the month immediately proceeding the date of such termination of demand. The fee for such partial year shall be equal to 2% of the Gross Profit therefor in excess of $2,000,000, as shown on the interim financial statements delivered pursuant to Section 6.1 hereof for the month immediately preceding the date of termination or demand,
                  provided  that such fee shall in no event be  greater     than
                  $150,000   or  less  than   $4,166.67   times  the  number  of
                  months of such partial fiscal year prior to the date of termination or demand.

                  (e) Commencing July 25, 1996, the Borrower hereby agrees to pay the Lender monthly in advance an accommodation fee of $7,500. This accommodation fee will be increased to $15,000 per month beginning October 25, 1996.

         1.       Fee.    Borrower agrees to pay a fee of Fifty-Thousand Dollars
($50,000) for this Amendment.

         2. No Other Amendments. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

         3. Conditions. This Fourth Amendment shall be effective (the "Effective Date") upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) The Acknowledgement and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each of the Guarantors and the Acknowledgment and Agreement of Validity Guarantors.

                  (b) Supplemental Secretary's Certificate certifying (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Articles of Incorporation and the Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's Secretary dated as of February 9, 1995 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified


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         except  as set  forth in the  Certificate  to  bedelivered,  and  (iii)
         certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of the Borrower's Secretary dated as of February 9, 1995, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Third Amendment and all other documents, agreements and certificates on behalf of the Borrower.

                  (c) Such other documents as the Lender in its sole discretion may require.

         4.       Representations and Warranties.

                  (a) The Borrower has all requisite power and authority to execute this Fourth Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-Laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the  representations  and  warranties  contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         5. References. Upon the Effective Date, all references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         6. No Waiver. The Borrower acknowledges that it failed to demonstrate minimum Net Earnings as required by Section 6.13 of the Credit Agreement and that this failure constitutes an Event of Default under the Credit Agreement. In addition to any other rights under the Credit agreement, the Lender is entitled to have the outstanding principal of the Advances bear interest at the Default Rate. As of the date hereof, the Lender in its discretion has not elected to

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exercise  such right.  The  execution of the Fourth  Amendment and any documents related hereto shall not be deemed to be a waiver of (i) such events of Default or any other Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Fourth Amendment or (ii) any of Lender's rights and remedies under the Loan Documents, including without limitation its rights under Section 2.3 of the Credit Agreement to have the outstanding principal of the Advances bear interest at the Default Rate.

         7. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         8. Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Fourth Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

         9. Counterparts. This Fourth Amendment and the Acknowledgement and Agreement of Corporate Guarantors and the Acknowledgment and Agreement of Validity Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Amendment to be duly executed as of the day and year first above written.

                   BORROWER:

                   FIELDS AIRCRAFT SPARES INCORPORATED (SEAL)


                   By:______________________________________
                   Its:_____________________________________


                   LENDER:

                   NORWEST BUSINESS CREDIT, INC. (SEAL)


                   By:_____________________________________
                   Its:____________________________________


              ACKNOWLEDGMENT AND AGREEMENT OF CORPORATE GUARANTORS

         The  undersigned,  a guarantor of the  indebtedness  of FIELDS AIRCRAFT
SPARES INCORPORATED (the "Borrower") to NORWEST BUSINESS CREDIT, INC. (the "Lender") pursuant to Corporate Guaranty dated as of February 9, 1996 hereby (i) acknowledge receipt of the foregoing Fourth Amendment.






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